UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2012

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 26, 2012, Ecova, Inc. (Ecova) an indirect subsidiary of Avista Corporation (Avista Corp.) entered into a $125.0 million five-year committed line of credit with Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and other Lenders: Banner Bank, Bank of America, N.A., and Keybank National Association, with an expiration date of July 28, 2017. This committed line of credit replaced Ecova’s $60.0 million committed line of credit agreement that had an expiration date of April 2014. The committed line of credit is secured by substantially all of Ecova’s assets.

The committed line of credit agreement contains customary covenants and default provisions, including a covenant which requires that Ecova’s “Consolidated Total Funded Debt to EBITDA Ratio” (as defined in the credit agreement) must be 2.75 to 1.00 or less with respect to the fiscal quarters ending June 30, 2012 and September 30, 2012 and 2.50 to 1.00 or less thereafter, with provisions in the credit agreement allowing for a temporary increase of this ratio if a qualified acquisition is consummated by Ecova. In addition, Ecova’s “Consolidated Fixed Charge Coverage Ratio” (as defined in the credit agreement) must be greater than 1.50 to 1.00 as of the last day of any fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: July 30, 2012	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President and Chief Financial Officer